Exhibit 99.1

FINAL FOR RELEASE
Press Release

Source: Federal Services Acquisition Corporation

Company Contact:
Joel R. Jacks
Chairman and Chief Executive Officer
Federal Services Acquisition Corporation
(646) 403-9765

Investor Relations Contact:
Alan Katz
Investor Relations
CJP Communications for Federal Services Acquisition Corporation
(212) 279-3115 ext. 211
alan@cjpcom.com

Federal Services Acquisition Announces Chief Financial Officer Appointment

NEW YORK, May 18, 2006 — Federal Services Acquisition Corporation (“Federal Services”) (OTC Bulletin Board: FDSA, FDSAU, FDSAW), a Special Purpose Acquisition Company formed to acquire an operating business in the federal services and defense industries, today announced that Stuart R. Lloyd, will join the Company as Chief Financial Officer effective at the closing of the acquisition of Advanced Technology Systems, Inc. Prior to the acquisition closing, Mr. Lloyd, through a firm owned by him, will consult with Federal Services in its acquisition process and be paid for such services at the closing.

Lloyd has over 30 years of experience in corporate accounting. Most recently with PEC Solutions, Inc. (NASDAQ: PECS), a public company with estimated 2005 revenue of more than $270 million and over 1,700 employees, that was acquired by Nortel Networks in June 2005. Lloyd held the titles of Senior Vice President, Chief Financial Officer and Treasurer and served on the Company’s Board of Directors. Prior to PEC, Lloyd was a partner at Gelman, Rosenberg & Freedman, a certified public accounting firm, and, earlier, was the principal at his own certified public accounting firm. In both of these roles, he specialized in working with government contractors, clients in Defense Contract Audit Agency (DCAA) audits and contract negotiations with other government agencies. Lloyd is a certified public accountant and received his B.S. in business administration from The American University.

“We are very pleased to welcome Stuart Lloyd to the Federal Services’ management team,” stated Joel Jacks, Chairman and CEO of Federal Services. “His experience in accounting for government and federal services companies, as well as his role in managing a public company, will surely add significant and immediate value. His guidance will prove important both through the proxy and merger process, as well as after the merger is completed.”

On April 20, 2006, Federal Services announced that it had signed a definitive stock purchase agreement with privately-owned Advanced Technology Systems, Inc. (“ATS”) pursuant to which Federal Services will purchase all of the outstanding capital stock of ATS for $84.0 million in cash and 173,913 shares of our common stock at closing, and up to an additional $39.0 million in contingent payments.

ABOUT ATS

ATS, headquartered in McLean, Virginia, is a leading provider of systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S. federal government agencies. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems.

ATS is currently executing on over 120 contracts for multiple civilian and defense agencies including: The Department of Homeland Security; The Office of the Secretary of Defense; Defense Logistics Agency; The U.S. Air Force; The Department of Housing and Urban Development; and Pension Benefit Guarantee Corporation. The majority of ATS’ contractual relationships are long-term in nature, and many of its customer relationships have been in place for over a decade. ATS derived approximately 90% of its total revenue in fiscal 2005 from contracts with the U.S. government and government-sponsored enterprises.  The majority of its work is performed under time and material (T&M) contracts.

Over the past 28 years, ATS has built and implemented over 100 mission-critical systems for clients. This large installed base of work provides continuous opportunities for maintenance and upgrades, and positions ATS to address legacy software and systems issues and perform complex migration projects as clients move to next generation technologies. With over 600 employees possessing diverse, hard-to-replicate technical skills, institutional knowledge and insight accumulated over nearly three decades, ATS competes effectively for prime and sole source service contracts and has succeeded in recent years in expanding its reach and presence in the federal services market.

ATS’ financial management software expertise assists clients preparing for the government’s increased financial accountability standards. ATS’ data management systems expertise allows clients to increase efficiency with better human resource and case management tracking capabilities, while also allowing them to organize and track information easily. Additionally, ATS’ IT outsourcing capabilities provide ATS with an opportunity to develop long-term value added partnerships with clients that allow end-users and government agencies to focus on core mission priorities, while reducing expenditures on systems management.

In addition, ATS leverages its IT services, management consulting, and software and systems development solutions expertise into financial institutions, insurance companies and government sponsored enterprises through a wholly-owned subsidiary, Appix, Inc. (“Appix”). Appix is one of the largest providers of outsourced professional services at Fannie Mae and currently serves many Fortune 500 financial services and insurance companies. Appix has experienced strong organic growth, which has been complemented by small strategic acquisitions.

Additional information about ATS may be found at http://www.atsva.com.

ABOUT FEDERAL SERVICES

Federal Services is a blank check company that was formed to acquire an operating business in the federal services and defense industries. Federal Services consummated its initial public offering on October 25, 2005, receiving net proceeds of approximately $119 million through the sale of 21,000,000 units of its securities at $6.00 per unit. The Board of Directors of Federal Services includes Dr. Edward H. Bersoff, the founder and former CEO of BTG Inc., a federal services company that was sold to The Titan Corporation, and Joel R. Jacks and Peter M. Schulte, the co-founders of CM Equity Partners, a private equity firm that has completed several federal services acquisitions. Dr. Bersoff will become Chairman and Chief Executive Officer of Federal Services and ATS upon consummation of the transaction. Joel Jacks and Peter Schulte will remain board members of Federal Services following the closing, and will no longer hold executive management positions.

Additional information about Federal Services may be found at http://www.fedsac.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Federal Services’ management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

—             Federal Services being a development stage company with no operating history;

—             Federal Services’ dependence on key personnel, some of whom may not remain with Federal Services following a business combination;

—             risks that the acquisition of ATS or another business combination may not be completed due to failure of the conditions to closing being satisfied or other factors;

—             Federal Services personnel allocating their time to other businesses and potentially having conflicts of interest with our business;

—             Federal Services potentially being unable to obtain additional financing to complete a business combination;

—             the ownership of Federal Services’ securities being concentrated; and

—             risks associated with the federal services sector in general and the defense and homeland security sectors in particular;

as well as other relevant risks detailed in Federal Services’ filings with the U.S. Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Federal Services does not assume any obligation to update the information contained in this press release.

ADDITIONAL INFORMATION

Stockholders of Federal Services are urged to read the proxy statement regarding its proposed acquisition of ATS when it becomes available as it will contain important information regarding ATS and the transaction. Copies of the proxy statement and other relevant documents filed by Federal Services, which will contain information about Federal Services and ATS, will be available when filed and without charge at the U.S. Securities and Exchange Commission’s Internet site (http://www.sec.gov). The definitive proxy statement, when available, may also be obtained from Federal Services without charge by directing a request to Federal Services Acquisition Corporation, 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.

Federal Services and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of ATS. Information regarding Federal Services’ directors and executive officers is available in its Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the U.S. Securities and Exchange Commission when it becomes available.